UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4320 Winfield Road, Suite 200

Warrenville, IL 60555

(Address of principal executive offices)

(978) 914-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Incentive Stock Option Plan

Effective October 4, 2016, the Board of Directors (the “Board”) of Sports Field Holdings, Inc. (the “Company”) approved, authorized and adopted the 2016 Incentive Stock Option Plan (the “Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Plan (the “Plan Agreements”). The Company is also seeking stockholder approval of the 2016 Plan so that compensation attributable to grants under the 2016 Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986. The Plan was designed by the Compensation Committee of the Board with the assistance of management as part of a comprehensive compensation strategy to provide long-term incentives for employees and non-employees to contribute to the growth of the Company and attain specific performance goals. The Plan will allow the Company to award stock options in the form of non-qualified and incentive options, stock appreciation rights, and restricted stock, to employees and to non-employee directors, consultants and service providers.

The Plan provides for the issuance of up to 2,500,000 shares of common stock, par value $.00001 per share (the “Common Stock”), of the Company through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) and unrestricted stock (the “Unrestricted Stock”) to directors, officers, consultants, attorneys, advisors and employees. The 2,500,000 shares available under the Plan represent approximately 15% of the Company’s issued and outstanding common stock as of October 10, 2016. The Board believes the 2,500,000 shares that may be awarded under the Plan should be sufficient to cover grants through at least the end of the fiscal year 2018.

The Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board shall administer the Plan. The Plan is currently being administered by the Board.

Options are subject to the following conditions:

(i) The Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Company’s Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.

(ii) The strike price of each Non-qualified Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted.

(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.

(iv) The Committee may designate the vesting period of Options. In the event that the Committee does not designate a vesting period for Options, the Options will vest in equal amounts on each fiscal quarter of the Company through the five (5) year anniversary of the date on which the Options were granted. The vesting period accelerates upon the consummation of a Sale Event (as defined in the Plan).

(v) Options are not transferable and Options are exercisable only by the Options’ recipient, except upon the recipient’s death.

(vi) Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i) The Committee grants Restricted Stock Options and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii) Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.

(iii) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Plan or in the Award Agreement (as defined in the Plan).

The above descriptions of the Plan and the Plan Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan and the Plan Agreements, which are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated by reference herein.

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Note Extension

As previously reported, on May 7, 2015, the Company issued an unsecured promissory note in the principal amount of $200,000 (the “Brothers Note”) to Brothers Consulting LLC (“Brothers Consulting”). The Brothers Note pays interest equal to 9% of the principal amount of the Brothers Note, payable in one lump sum. On March 31, 2016, Brothers Consulting entered into a letter agreement whereby, effective as of February 1, 2016, Brothers Consulting waived any and all defaults that may or may not have occurred prior to the date thereof (the “First Waiver”). Pursuant to the First Waiver, the maturity date of the Brothers Note was extended to July 1, 2016, accruing interest as of February 1, 2016 at a rate of 9% per annum, payable in one lump sum on the maturity date.

On October 4, 2016, Brothers Consulting entered into a letter agreement, whereby effective August 1, 2016, Brothers Consulting waived any and all defaults that may or may not have occurred prior to the date thereof (the “Second Waiver”). As consideration for entering into the Second Waiver, the Company issued Brothers Consulting an additional 40,000 shares of Common Stock. As additional consideration for entering into the Second Waiver, $15,000 was added to the principal of the Brothers Note, exclusive of the $9,810 in interest which had accrued and was also added to the principal. As of August 1, 2016, the principal of the Brothers Note was $242,810. Pursuant to the Second Waiver, the maturity date of the Brothers Note was extended to January 1, 2017, at a rate of 15% per annum, payable in one lump sum on the maturity date.

The Brothers Note is convertible into shares of the Company’s common stock at a conversion price of $1.00 per share from August 9, 2016 through January 1, 2017, and after January 1, 2017, the Brothers Note is convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share or (ii) the volume-weighted average price for the last five trading days preceding the conversion date.

The above description of the Second Waiver does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Note Extension” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under the heading “Note Extension” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Sports Field Holdings, Inc., 2016 Incentive Stock Option Plan
10.2*	Form of Restricted Stock Agreement
10.3*	Form of Nonqualified Stock Option Agreement (Non-Employee)
10.4*	Form of Nonqualified Stock Option Agreement (Employee)
10.5*	Form of Incentive Stock Option Agreement
10.6*	Letter Agreement extending the maturity date of the Brothers Note

*filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: October 11, 2016	By:	/s/ Jeromy Olson
	Name:	Jeromy Olson
	Title:	Chief Executive Officer

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